UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2014

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 - Other Events.

On December 19, 2014, BofI Federal Bank, a subsidiary of BofI Holding, Inc. (the "Registrant"), entered into a purchase and assumption agreement ("Agreement") with Union Federal Savings Bank (“Union”) and its parent company, The First Marblehead Corporation, to assume approximately $125 million of Union’s FDIC-insured deposits including individual checking, money market savings, and CD accounts. Under the Agreement, BofI Federal Bank will receive approximately $125 million in cash at the closing date and will assume Union’s deposits at par with no purchase premium. The Agreement includes the transfer of only deposits and cash; no loans, securities or other assets, liabilities or equity of Union will be transferred. The deposit transfer transaction is subject to prior approval by the Office of the Comptroller of the Currency and to other standard closing conditions. The closing of the transaction is targeted for the second calendar quarter of 2015.
BofI Federal Bank issued a press release announcing the Agreement on December 23, 2014. A copy of the press release is set forth in Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1 BofI Federal Bank Press Release dated December 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: December 23, 2014	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer